UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 8, 2021

BLUEKNIGHT ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

6060 American Plaza, Suite 600 Tulsa, Oklahoma 74135
(Address of principal executive offices and zip code)

(918) 237-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	BKEP	The Nasdaq Global Market
Series A Preferred Units	BKEPP	The Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

Second Amendment to Second Amended and Restated Credit Agreement

On January 8, 2021, Blueknight Energy Partners, L.P. (“Blueknight” or the “Partnership”) entered into a Second Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), which amended the Second Amended and Restated Credit Agreement, dated as of May 11, 2017, among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders from time to time party thereto (as amended prior to the Amendment, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”).

The Amendment amends the Credit Agreement to, among other things:

1.

permit the previously announced sale of the Partnership’s crude oil terminal business (the “Specified Terminalling Sale”) by BKEP Crude, L.L.C., a wholly-owned subsidiary of the Partnership (“BKEP Crude”), subject to a reduction of the total commitments under the Amended Credit Agreement from $400.0 million to an amount equal to or less than $350.0 million and additional terms and conditions set forth in the Amendment;

2.

permit the previously announced sale of the Partnership’s crude oil pipeline business (“Specified Pipeline Sale”) by BKEP Crude and BKEP Supply and Marketing LLC, a wholly-owned subsidiary of the Partnership, subject to the terms and conditions set forth in the Amendment;

3.

permit the Partnership to make additional equity distributions and other restricted payments in an aggregate amount of up to $20.0 million ($30.0 million in total including existing $10.0 million permitted restricted payments basket), subject to the consummation of the Specified Terminalling Sale and additional terms and conditions set forth in the Amendment; and

4.

permit the Partnership to add back certain transaction costs, expenses, fees and charges incurred in connection with the Specified Terminalling Sale and Specified Pipeline Sale per the amended definition of Consolidated EBITDA in an aggregate amount not to exceed $6,500,000.

The description set forth above is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1

Second Amendment to Second Amended and Restated Credit Facility, dated as of January 8, 2021, by and among Blueknight Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, and the several lenders from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEKNIGHT ENERGY PARTNERS, L.P.

	By:	Blueknight Energy Partners G.P., L.L.C.
its General Partner

Date: January 13, 2021	By:	/s/ Matthew R. Lewis
Matthew R. Lewis Chief Financial Officer